UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

UAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 W. Wacker Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, UAL Corporation filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire the PBGC 2% Convertible Preferred Stock, par value $0.01 per share (the “PBGC Preferred Stock”). All 5,000,000 shares of the PBGC Preferred Stock have been converted into UAL Corporation common stock and there are no longer any shares of PBGC Preferred Stock outstanding. Effective upon filing, the Certificate of Retirement amended the Restated Certificate of UAL Corporation to eliminate all references to the PBGC Preferred Stock. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Retirement of PBGC 2% Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

	By:	/s/ Paul R. Lovejoy

	Name:	Paul R. Lovejoy
	Title:	Senior Vice President,
General Counsel and Secretary
Date: October 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Retirement of PBGC 2% Convertible Preferred Stock

• Filed herewith electronically.